Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Lydall, Inc. (the “Corporation”), does hereby constitute and appoint Dale G. Barnhart and Scott M. Deakin, and each of them singly, as his agent and attorney-in-fact to do any and all things and acts in his/her name and in the capacities indicated below and to execute any and all instruments for him/her and in his/her name in the capacities indicated below which said Dale G. Barnhart and Scott M. Deakin, or either of them, may deem necessary or advisable to enable the Corporation to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the preparation and filing of the Corporation’s Annual Report on Form 10-K (the “Annual Report”) respecting the fiscal year ended December 31, 2015, including specifically, but not limited to, power and authority to sign for him/her in his/her name in the capacities indicated below the Annual Report and any and all amendments thereto, and each of the undersigned does hereby ratify and confirm all that said Dale G. Barnhart and Scott M. Deakin, or either of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite his or her name.

/s/W. Leslie Duffy_________________            Chairman of the Board    February 19, 2016
W. Leslie Duffy    and Director

/s/Dale G. Barnhart________________    President, Chief        February 19, 2016
Dale G. Barnhart        Executive Officer
and Director

/s/Kathleen Burdett_________________    Director        February 19, 2016
Kathleen Burdett

/s/Matthew T. Farrell_______________    Director        February 19, 2016
Matthew T. Farrell

/s/Marc T. Giles___________________    Director        February 19, 2016
Marc T. Giles

/s/William D. Gurley_______________    Director        February 19, 2016
William D. Gurley

/s/Suzanne Hammett_______________    Director        February 19, 2016
Suzanne Hammett

/s/S. Carl Soderstrom, Jr.___________    Director        February 19, 2016
S. Carl Soderstrom, Jr.